March 2024

Pricing Supplement No. 1,336

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 18, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

▪	Linked to the lowest performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM (each referred to as an “underlying”)
▪	The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.
▪	Automatic Call. The securities will be automatically called if the closing level of each underlying on any of the calculation days is greater than or equal to its respective starting level for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of 10.25% per annum. No further payments will be made on the securities once they have been called.
▪	Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:
o	If the ending level of any underlying is less than its respective starting level but the ending level of each underlying is greater than or equal to 75% of its respective starting level, which we refer to as the respective threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.
o	If the ending level of any underlying is less than its respective threshold level, investors will be exposed to the full decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 75% of the face amount of the securities and could be zero.
▪	Investors may lose a significant portion, or all, of the face amount of the securities
▪	These long-dated securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying closes at or above the respective starting level on a calculation day or the final calculation day, respectively.
▪	Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.
▪	Investors will not participate in any appreciation of any underlying.
▪	The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.
▪	The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 25.
▪	All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment
▪	These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings

The current estimated value of the securities is $942.10 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 6.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$28.25	$971.75
Total	$659,000	$18,616.75	$640,383.25
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $28.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”
(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $5.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
(3)	See “Use of Proceeds and Hedging” in the accompanying product supplement.
Product Supplement for Principal at Risk Securities dated November 16, 2023	Index Supplement dated November 16, 2023

Prospectus dated February 22, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 22, 2029, subject to postponement if the final calculation day is postponed
Underlyings:	Dow Jones Industrial AverageSM (the “INDU Index”), Russell 2000® Index (the “RTY Index”) and the Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”)
Aggregate face amount:	$659,000
Automatic call:

If, on any calculation day, beginning on March 21, 2025, the closing level of each underlying is greater than or equal to its respective starting level, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the closing level of any underlying is below its respective starting level on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of any underlying on the applicable calculation day significantly exceeds its starting level. You will not participate in any appreciation of any underlying.

Call payment:	The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate set forth on the cover of this document, as follows:
	• 1st calculation day:	$1,102.50 which corresponds to a call premium of 10.25%
	• 2nd calculation day:	$1,111.04 which corresponds to a call premium of 11.104%
	• 3rd calculation day:	$1,119.58 which corresponds to a call premium of 11.958%
	• 4th calculation day:	$1,128.13 which corresponds to a call premium of 12.813%
	• 5th calculation day:	$1,136.67 which corresponds to a call premium of 13.667%
	• 6th calculation day:	$1,145.21 which corresponds to a call premium of 14.521%
	• 7th calculation day:	$1,153.75 which corresponds to a call premium of 15.375%
	• 8th calculation day:	$1,162.29 which corresponds to a call premium of 16.229%
	• 9th calculation day:	$1,170.83 which corresponds to a call premium of 17.083%
	• 10th calculation day:	$1,179.38 which corresponds to a call premium of 17.938%
	• 11th calculation day:	$1,187.92 which corresponds to a call premium of 18.792%
	• 12th calculation day:	$1,196.46 which corresponds to a call premium of 19.646%
	• 13th calculation day:	$1,205.00 which corresponds to a call premium of 20.50%
	• 14th calculation day:	$1,213.54 which corresponds to a call premium of 21.354%
	• 15th calculation day:	$1,222.08 which corresponds to a call premium of 22.208%
	• 16th calculation day:	$1,230.63 which corresponds to a call premium of 23.063%
	• 17th calculation day:	$1,239.17 which corresponds to a call premium of 23.917%
	• 18th calculation day:	$1,247.71 which corresponds to a call premium of 24.771%
	• 19th calculation day:	$1,256.25 which corresponds to a call premium of 25.625%
	• 20th calculation day:	$1,264.79 which corresponds to a call premium of 26.479%
	• 21st calculation day:	$1,273.33 which corresponds to a call premium of 27.333%
	• 22nd calculation day:	$1,281.88 which corresponds to a call premium of 28.188%
	• 23rd calculation day:	$1,290.42 which corresponds to a call premium of 29.042%
	• 24th calculation day:	$1,298.96 which corresponds to a call premium of 29.896%
	• 25th calculation day:	$1,307.50 which corresponds to a call premium of 30.75%
	• 26th calculation day:	$1,316.04 which corresponds to a call premium of 31.604%
	• 27th calculation day:	$1,324.58 which corresponds to a call premium of 32.458%
	• 28th calculation day:	$1,333.13 which corresponds to a call premium of 33.313%
	• 29th calculation day:	$1,341.67 which corresponds to a call premium of 34.167%
	• 30th calculation day:	$1,350.21 which corresponds to a call premium of 35.021%

March 2024	Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

	• 31st calculation day:	$1,358.75 which corresponds to a call premium of 35.875%
	• 32nd calculation day:	$1,367.29 which corresponds to a call premium of 36.729%
	• 33rd calculation day:	$1,375.83 which corresponds to a call premium of 37.583%
	• 34th calculation day:	$1,384.38 which corresponds to a call premium of 38.438%
	• 35th calculation day:	$1,392.92 which corresponds to a call premium of 39.292%
	• 36th calculation day:	$1,401.46 which corresponds to a call premium of 40.146%
	• 37th calculation day:	$1,410.00 which corresponds to a call premium of 41.00%
	• 38th calculation day:	$1,418.54 which corresponds to a call premium of 41.854%
	• 39th calculation day:	$1,427.08 which corresponds to a call premium of 42.708%
	• 40th calculation day:	$1,435.63 which corresponds to a call premium of 43.563%
	• 41st calculation day:	$1,444.17 which corresponds to a call premium of 44.417%
	• 42nd calculation day:	$1,452.71 which corresponds to a call premium of 45.271%
	• 43rd calculation day:	$1,461.25 which corresponds to a call premium of 46.125%
	• 44th calculation day:	$1,469.79 which corresponds to a call premium of 46.979%
	• 45th calculation day:	$1,478.33 which corresponds to a call premium of 47.833%
	• 46th calculation day:	$1,486.88 which corresponds to a call premium of 48.688%
	• 47th calculation day:	$1,495.42 which corresponds to a call premium of 49.542%
	• 48th calculation day:	$1,503.96 which corresponds to a call premium of 50.396%
	• Final calculation day:	$1,512.50 which corresponds to a call premium of 51.25%
No further payments will be made on the securities once they have been called.
Calculation days:	Monthly, as follows:
	• 1st calculation day:	March 21, 2025*
	• 2nd calculation day:	April 21, 2025*
	• 3rd calculation day:	May 21, 2025*
	• 4th calculation day:	June 23, 2025*
	• 5th calculation day:	July 21, 2025*
	• 6th calculation day:	August 21, 2025*
	• 7th calculation day:	September 22, 2025*
	• 8th calculation day:	October 21, 2025*
	• 9th calculation day:	November 21, 2025*
	• 10th calculation day:	December 22, 2025*
	• 11th calculation day:	January 21, 2026*
	• 12th calculation day:	February 23, 2026*
	• 13th calculation day:	March 23, 2026*
	• 14th calculation day:	April 21, 2026*
	• 15th calculation day:	May 21, 2026*
	• 16th calculation day:	June 22, 2026*
	• 17th calculation day:	July 21, 2026*
	• 18th calculation day:	August 21, 2026*
	• 19th calculation day:	September 21, 2026*
	• 20th calculation day:	October 21, 2026*
	• 21st calculation day:	November 23, 2026*
	• 22nd calculation day:	December 21, 2026*
	• 23rd calculation day:	January 21, 2027*
	• 24th calculation day:	February 22, 2027*
	• 25th calculation day:	March 22, 2027*
	• 26th calculation day:	April 21, 2027*
	• 27th calculation day:	May 21, 2027*
	• 28th calculation day:	June 21, 2027*
	• 29th calculation day:	July 21, 2027*

March 2024	Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

	• 30th calculation day:	August 23, 2027*
	• 31st calculation day:	September 21, 2027*
	• 32nd calculation day:	October 21, 2027*
	• 33rd calculation day:	November 22, 2027*
	• 34th calculation day:	December 21, 2027*
	• 35th calculation day:	January 21, 2028*
	• 36th calculation day:	February 22, 2028*
	• 37th calculation day:	March 21, 2028*
	• 38th calculation day:	April 21, 2028*
	• 39th calculation day:	May 22, 2028*
	• 40th calculation day:	June 21, 2028*
	• 41st calculation day:	July 21, 2028*
	• 42nd calculation day:	August 21, 2028*
	• 43rd calculation day:	September 21, 2028*
	• 44th calculation day:	October 23, 2028*
	• 45th calculation day:	November 21, 2028*
	• 46th calculation day:	December 21, 2028*
	• 47th calculation day:	January 22, 2029*
	• 48th calculation day:	February 21, 2029*
	• Final calculation day:	March 19, 2029*
Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

•

if the ending level of any underlying is less than its respective starting level but the ending level of each underlying is greater than or equal to its respective threshold level:

$1,000; or

•

if the ending level of any underlying is less than its respective threshold level:

$1,000 × performance factor of the lowest performing underlying

Under these circumstances, you will lose more than 25%, and possibly all, of your investment.

Lowest performing underlying:	The underlying with the lowest performance factor
Performance factor:	With respect to each underlying, the ending level divided by the starting level
Starting level:

With respect to the Dow Jones Industrial AverageSM: 38,790.43, its closing level on the pricing date.

With respect to the Russell 2000® Index: 2,024.735, its closing level on the pricing date.

With respect to the Nasdaq-100® Technology Sector IndexSM: 10,221.21, its closing level on the pricing date.

Ending level:	With respect to each underlying, its closing level on the final calculation day.
Threshold level:

With respect to the Dow Jones Industrial AverageSM: 29,092.8225, which is equal to 75% of its starting level.

With respect to the Russell 2000® Index: 1,518.55125, which is equal to 75% of its starting level.

With respect to the Nasdaq-100® Technology Sector IndexSM: 7,665.9075, which is equal to 75% of its starting level.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.

March 2024	Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Pricing date:	March 18, 2024
Original issue date:	March 21, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61771W7M4 / US61771W7M46
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

March 2024	Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $942.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

March 2024	Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029 (the “securities”) may be appropriate for investors who:

▪	Seek the potential for a fixed return if each underlying has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlyings;

▪	Understand that if the closing level of any underlying is less than its respective starting level on each calculation day, they will not receive any positive return on their investment in the securities, and that if the closing level of any underlying on the final calculation day has declined by more than 25% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

▪	Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

▪	Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

▪	Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

▪	Understand and are willing to accept the full downside risks of each underlying;

▪	Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

▪	Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	Require full payment of the face amount of the securities at maturity;

▪	Seek a security with a fixed term;

▪	Are unwilling to accept the risk that, if the closing level of any underlying is less than its respective starting level on each calculation day, they will not receive any positive return on their investment in the securities;

▪	Are unwilling to accept the risk that the closing level of any underlying on the final calculation day may decline by more than 25% from its respective starting level to its ending level, in which case they will lose a significant portion or all of their investment;

▪	Seek current income;

▪	Are unwilling to accept the risk of exposure to each of the underlyings;

▪	Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

▪	Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

▪	Are unwilling to accept our credit risk; or

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “Nasdaq-100® Technology Sector IndexSM Overview” below.

March 2024	Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

March 2024	Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its respective starting level to its respective closing level on the applicable calculation day.

March 2024	Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the closing level of each underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the closing level of each underlying on the final calculation day. The actual call payment with respect to each applicable calculation day, starting levels and threshold levels are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 5 years
Call payments:	The call payment will be an amount in cash per face amount for each calculation day, as follows:
	Call Payment
	1st calculation day:	$1,102.50
	2nd calculation day:	$1,111.04
	3rd calculation day:	$1,119.58
	4th calculation day:	$1,128.13
	5th calculation day:	$1,136.67
	6th calculation day:	$1,145.21
	7th calculation day:	$1,153.75
	8th calculation day:	$1,162.29
	9th calculation day:	$1,170.83
	10th calculation day:	$1,179.38
	11th calculation day:	$1,187.92
	12th calculation day:	$1,196.46
	13th calculation day:	$1,205.00
	14th calculation day:	$1,213.54
	15th calculation day:	$1,222.08
	16th calculation day:	$1,230.63
	17th calculation day:	$1,239.17
	18th calculation day:	$1,247.71
	19th calculation day:	$1,256.25
	20th calculation day:	$1,264.79
	21st calculation day:	$1,273.33
	22nd calculation day:	$1,281.88
	23rd calculation day:	$1,290.42
	24th calculation day:	$1,298.96
	25th calculation day:	$1,307.50
	26th calculation day:	$1,316.04
	27th calculation day:	$1,324.58
	28th calculation day:	$1,333.13
	29th calculation day:	$1,341.67
March 2024	Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

	30th calculation day:	$1,350.21
	31st calculation day:	$1,358.75
	32nd calculation day:	$1,367.29
	33rd calculation day:	$1,375.83
	34th calculation day:	$1,384.38
	35th calculation day:	$1,392.92
	36th calculation day:	$1,401.46
	37th calculation day:	$1,410.00
	38th calculation day:	$1,418.54
	39th calculation day:	$1,427.08
	40th calculation day:	$1,435.63
	41st calculation day:	$1,444.17
	42nd calculation day:	$1,452.71
	43rd calculation day:	$1,461.25
	44th calculation day:	$1,469.79
	45th calculation day:	$1,478.33
	46th calculation day:	$1,486.88
	47th calculation day:	$1,495.42
	48th calculation day:	$1,503.96
	Final calculation day:	$1,512.50
Hypothetical starting level:	With respect to the INDU Index: 100 With respect to the RTY Index: 100 With respect to the NDXT Index: 100
Hypothetical threshold level:

With respect to the INDU Index: 75, which is 75% of its hypothetical starting level

With respect to the RTY Index: 75, which is 75% of its hypothetical starting level

With respect to the NDXT Index: 75, which is 75% of its hypothetical starting level

* The hypothetical starting level of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels and threshold levels are set forth under “Final Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

March 2024	Page 11

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	INDU Index Closing Level	RTY Index Closing Level	NDXT Index Closing Level	Payment (per Security)
1st Calculation Day	80 (below the starting level)	120 (at or above the starting level)	140 (at or above the starting level)	--
2nd Calculation Day	110 (at or above the starting level)	125 (at or above the starting level)	135 (at or above the starting level)	$1,111.04

In this example, on the first calculation day, the closing levels of two of the underlyings are at or above their respective starting levels, but the closing level of the other underlying is below its respective starting level. Therefore, the securities are not called. On the second calculation day, the closing level of each underlying is at or above the respective starting level. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,111.04 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlyings close below the respective starting level(s) on each of the calculation days prior to the final calculation day, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	INDU Index Ending Level	RTY Index Ending Level	NDXT Index Ending Level	Maturity Payment Amount (per Security)
Example 1:	150 (at or above its starting level)	140 (at or above its starting level)	142 (at or above its starting level)	$1,512.50
Example 2:	80 (below its starting level but at or above its threshold level)	110 (at or above its starting level and threshold level)	120 (at or above its starting level and threshold level)	$1,000
Example 3:	125 (at or above its starting level and threshold level)	40 (below its threshold level)	120 (at or above its starting level and threshold level)	$1,000 × (40 / 100) = $400
Example 4:	20 (below its threshold level)	80 (below its starting level but at or above its threshold level)	120 (at or above its starting level and threshold level)	$1,000 × (20 / 100) = $200
Example 5:	45 (below its threshold level)	50 (below its threshold level)	20 (below its threshold level)	$1,000 × (20 / 100) = $200

In example 1, the ending level of each underlying is at or above its respective starting level. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying.

In example 2, the ending levels of two of the underlyings are at or above their starting levels and threshold levels, but the ending level of the other underlying is below its starting level and at or above its threshold level. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 3, the ending levels of two of the underlyings are at or above their starting levels and threshold levels, but the ending level of the other underlying is below its respective threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor of the RTY Index, which is the lowest performing underlying in this example.

In example 4, the ending level of one of the underlyings is at or above its starting level and threshold level, the ending level of one of the underlyings is below its starting level and at or above its threshold level, and the ending level of the other underlying is below its respective threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount the performance factor of the INDU Index, which is the lowest performing underlying in this example.

March 2024	Page 12

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

In example 5, the ending level of each underlying is below its respective threshold level, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount times the performance factor of the NDXT Index, which is the lowest performing underlying in this example.

If the ending level of any underlying is below its respective threshold level, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 75% of the face amount per security and could be zero.

March 2024	Page 13

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its respective threshold level of 75% of its starting level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

▪	The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying closes at or above its respective starting level on any calculation day. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of such underlyings, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of any underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a maturity payment amount that is significantly less than the face amount. See “Dow Jones Industrial AverageSM Overview,” “Russell 2000® Index Overview” and “Nasdaq-100® Technology Sector IndexSM Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the

March 2024	Page 14

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the threshold levels and the ending levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor

March 2024	Page 15

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

index or calculation of the ending level in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible

March 2024	Page 16

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call premium, each underlying must close at or above its respective starting level on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective threshold level as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 75% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than underlyings that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Nasdaq-100® Technology Sector IndexSM are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the Nasdaq-100® Technology Sector IndexSM, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the Nasdaq-100® Technology Sector IndexSM and, therefore, on the value of the securities.

▪	Adjustments to the underlyings could adversely affect the value of the securities. The publisher of any underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying on any calculation day, the determination of whether the securities will be called or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant starting level or threshold level, as applicable (depending also on the performance of the other underlyings).

▪	Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time,

March 2024	Page 17

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

March 2024	Page 18

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the INDU Index for the period from January 1, 2019 through March 18, 2024. The closing level of the INDU Index on March 18, 2024 was 38,790.43. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The INDU Index has at times experienced periods of high volatility. You should not take the historical levels of the INDU Index as an indication of its future performance, and no assurance can be given as to the closing level of the INDU Index at any time, including on the calculation days.

Dow Jones Industrial AverageSM Daily Closing Levels January 1, 2019 to March 18, 2024

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

March 2024	Page 19

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2019 through March 18, 2024. The closing level of the RTY Index on March 18, 2024 was 2,024.735. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The RTY Index has at times experienced periods of high volatility. You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index at any time, including on the calculation days.

Russell 2000® Index Daily Closing Levels January 1, 2019 to March 18, 2024

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

March 2024	Page 20

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

The following graph sets forth the daily closing levels of the NDXT Index for the period from January 1, 2019 through March 18, 2024. The closing level of the NDXT Index on March 18, 2024 was 10,221.21. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NDXT Index has at times experienced periods of high volatility. You should not take the historical levels of the NDXT Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDXT Index at any time, including on the calculation days.

Nasdaq-100® Technology Sector IndexSM Daily Closing Levels January 1, 2019 to March 18, 2024

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

March 2024	Page 21

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

March 2024	Page 22

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $28.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $5.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 22, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 22, 2024.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated February 22, 2024

March 2024	Page 23

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

March 2024	Page 24

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

•	the security must be included in the Nasdaq-100 Index®

•	the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

•	the issuer of the security generally may not currently be in bankruptcy proceedings;

•	each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

•	the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

•	the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)	The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

March 2024	Page 25

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

(2)	The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)	The End of Day (EOD) price refers to the Last Sale Price; or

(4)	The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

•	listing on an ineligible index exchange;

•	a security is not classified under the Technology Subsector according to the ICB;

•	merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

•	if a company is organized as a REIT;

•	if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

•	if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

March 2024	Page 26

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM due March 22, 2029

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

---

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

March 2024	Page 27